Exhibit 10.1

                                GREGORY B. LYKINS

                              EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made and entered into as of the 27th day of December, 2001 (the "Effective Date"), by and between MAIN STREET TRUST, INC., an Illinois corporation ("Main Street"), and GREGORY B. LYKINS ("Greg").

                                    RECITALS

A. Greg is serving as Chairman of the Board of Main Street (the "Board"), as of the Effective Date.

B. Main Street and Greg have made commitments to each other on a variety of important issues concerning his employment, including the performance that will be expected of him, the compensation that he will be paid, how long and under what circumstances he will remain employed, and the financial details relating to any decision that either Greg or Main Street might ever make to terminate this Agreement.

C. Main Street and Greg believe that the commitments they have made to each other should be memorialized in writing, and that is the purpose of this Agreement.

THEREFORE, Main Street and Greg agree as follows:

                                   AGREEMENTS

1. Term and Automatic Renewal. The term of this Agreement and Greg's employment hereunder shall commence as of the Effective Date hereof and continue until December 31, 2002. On January 1, 2003 and each January 1 thereafter this Agreement and the term of Greg's employment hereunder will automatically renew for one (1) additional year unless this Agreement and Greg's employment hereunder are terminated in accordance with the provisions of Section 4.

2. Employment. Main Street and Greg each confirm that Greg is employed as Chairman of the Board of Main Street as of the Effective Date in accordance with the terms of this Agreement.

     (a) Positions. Subject to the terms of this Agreement, Main Street will continue to employ Greg as Chairman of the Board.

     (b) Duties. Greg's duties, authority and responsibilities as the Chairman of the Board include and will continue to include all duties, authority and responsibilities customarily held by the chairman of comparable bank holding companies, subject always to the charter and bylaw provisions and the policies of Main Street and the directions of its board of directors (the "Board"). In addition, Greg shall provide such services to Main Street's subsidiaries as may be requested from time to time by the Board.

     (c) Care and Loyalty. Greg will devote his best efforts, energy, skills and attention to the business and affairs of Main Street and its subsidiaries, including without limitation BankIllinois (the "Bank"), and will faithfully and loyally discharge his duties to Main Street and its subsidiaries. The Board acknowledges and agrees that Greg may continue to serve, and devote significant time, as a consultant and advisor to other entities, including without limitation, Midwest Television, Inc. and the August C. Meyer family entities; provided that such services do not violate Sections 5 and 6 of this Agreement.

3. Compensation. Main Street will compensate Greg for his services as follows during the term of this Agreement and his employment hereunder:

     (a) Base Compensation. Greg will receive an annual base salary of one hundred and forty thousand dollars ($140,000) through March 1, 2002. Prior to March 1, 2002, the Board will review Greg's base salary to determine whether it should be maintained at its then existing level or increased effective as of March 1, 2002. Following the adjustment, if any, made as of March 1, 2002, the Board will review Greg's base salary annually during the term of this Agreement to determine whether it should be maintained at its then existing level or increased; provided that Greg's annual base salary after any such adjustment will not be lower than his base salary for the immediately preceding year.

     (b) Performance Bonus. Main Street will pay Greg a performance bonus at the end of each year. Greg and the Board will establish mutually acceptable performance criteria and will also establish the amount of the maximum bonus that Greg will receive for each year if he meets the performance criteria. The maximum bonus amount in any year will not be less than 30% of Greg's base salary for that year. Nothing in this Agreement will preclude the Board from awarding Greg an annual bonus in any year that exceeds the maximum bonus amount established for that year.

     (c) Profit Sharing Benefit. Greg will receive an annual profit sharing benefit that will range between 8% and 15% of the combined amount of his annual base salary and performance bonus. The Board will decide the exact amount of this benefit annually within that range. Main Street will contribute this benefit to Main Street's tax-qualified retirement plans and/or its nontax-qualified deferred compensation programs for the account of Greg. All such benefit payments will be determined and governed by the terms of the particular plan or program.

     (d) Car Allowance. Main Street will pay Greg a car allowance of seven hundred dollars ($700) per month through March 1, 2002. Commencing as of March 1, 2002, the car allowance will be subject to annual review by the Board and will be maintained or increased as the Board deems appropriate. Main Street will also insure Greg's car at Main Street's expense under Main Street's general corporate automobile insurance program.

     (e) Club Membership. Main Street expects Greg to entertain clients and prospective clients of Main Street and the Bank at the country club to which he belongs, and thus will reimburse Greg's dues for his country club membership in an amount not to exceed three hundred and fifty dollars ($350) per month through March 1, 2002. Commencing as of March 1, 2002, this allowance will be subject to annual review by the Board and may be maintained or increased as the Board deems appropriate.

     (f) Reimbursement of Expenses. Main Street will reimburse Greg for all travel, entertainment and other out-of-pocket expenses that he reasonably and necessarily incurs in the performance of his duties. Greg will document these expenses to the extent necessary to comply with all applicable laws and internal policies.

     (g) Other Benefits. Greg will be entitled to participate in all plans and benefits that are now or later made available by Main Street to its senior executives generally.

     (h) Vacations. Greg will receive at least twenty (20) days of paid vacation annually, subject to Main Street's general vacation policy.

     (i) Withholding. Greg acknowledges that Main Street may withhold any applicable federal, state or local withholding or other taxes from payments that become due to him.

     (j) Allocations. Greg and Main Street intend that Greg will be a dual employee of Main Street and any one or more of its subsidiaries, and that Greg will be devoting substantial time and attention to the affairs of the subsidiaries in his capacity as Main Street's Chairman. Main Street may allocate to the Bank or any other of Main Street's subsidiaries any portion of Greg's salary, cash bonus and other compensation and benefits that Main Street and the Bank or any other of Main Street's subsidiaries deem to be a lawful and appropriate allocation, but no such allocation will relieve Main Street of any of its obligations to Greg under this Agreement.

4.   Termination.

     (a) Termination Without Cause. Either Main Street or Greg may terminate this Agreement and Greg's employment hereunder for any reason by delivering written notice of termination to the other party no less than ninety (90) days before the effective date of termination, which date will be specified in the notice of termination.

     (b) Termination for Cause. Main Street may terminate this Agreement and Greg's employment hereunder for Cause by delivering written notice of termination to Greg no less than thirty (30) days before the effective date of termination. "Cause" for termination will exist if: (i) Greg engages in one or more unsafe and unsound banking practices or violations of a law, regulation or written policy of Main Street or any of its subsidiaries, which individually or together have or threaten to have a material and adverse effect on the financial condition of Main Street taken as a whole; (ii) Greg engages in a deliberate act of dishonesty involving the affairs of Main Street or any of its subsidiaries or commits a wilful and material violation of his fiduciary duties to Main Street or any of its subsidiaries; (iii) Greg is removed or suspended from banking pursuant to Section 8(e) of the Federal Deposit Insurance Act or any other applicable State or Federal law; or (iv) Greg commits a material breach of his obligations under this Agreement and fails to cure the breach within thirty (30) days after Main Street gives Greg written notice of the breach. Main Street will specify the factual and legal basis for its belief that Cause for termination exists in the notice of termination. If Greg so requests, Main Street will provide Greg with a reasonable opportunity prior to the effective date of termination to cure any correctable violation of law, regulation, policy or duty that Main Street has specified in the notice of termination, and to appear before the Board and any applicable governmental authority to dispute any facts that are alleged to constitute Cause for termination.

     (c) Constructive Discharge. If Greg is ever Constructively Discharged, he may terminate this Agreement and his employment hereunder by delivering written notice to Main Street no later than thirty (30) days before the effective date of termination. "Constructive Discharge" means the occurrence of any one or more of the following:
          (i) Greg is not reelected to or is removed as Chairman of the Board; or (ii) Main Street fails to vest Greg with or removes from him the duties, responsibilities, authority or resources that he reasonably needs to competently perform his duties as Chairman of the Board; or
          (iii) Main Street notifies Greg pursuant to Section 4(a) that it is terminating this Agreement; or (iv) Main Street changes the primary location of Greg's employment to a place that is more than fifty (50) miles from Champaign, Illinois; or (v) Main Street otherwise commits a material breach of its obligations under this Agreement and fails to cure the breach within thirty (30) days after Greg gives Main Street written notice of the breach.

     (d) Termination upon Change of Control. Greg may terminate this Agreement and his employment hereunder for any reason within one (1) year after a Change of Control occurs by delivering written notice of termination to Main Street or its successor no less than thirty (30) days before the effective date of termination. After one (1) year following the Change of Control, Greg may terminate this Agreement and his employment hereunder only in accordance with Section 4(a) or (c).

          (i) A "Change of Control" will be deemed to have occurred if: a) any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 33% or more of the combined voting power of the then outstanding voting securities; or b) the individuals who were members of the Board on the Effective Date (the "Current Board Members") cease for any reason to constitute a majority of the Board of Main Street or its successor; however, if the election or the nomination for election of any new director of Main Street or its successor is approved by a vote of a majority of the individuals who are Current Board Members, such new director shall, for the purposes of this Section 4(d)(i), be considered a Current Board Member; or c) Main Street's stockholders approve (1) a merger or consolidation of Main Street or of the Bank and the stockholders of Main Street immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 67% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the outstanding securities of Main Street immediately before such merger or consolidation; or (2) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of Main Street or the Bank.

          (ii) Notwithstanding and in lieu of Section 4(d)(i), a Change of Control will not be deemed to have occurred: a) solely because 33% or more of the combined voting power of the then outstanding voting securities of Main Street are acquired by (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of Main Street or the Bank, or (2) any person pursuant to the will or trust of any existing stockholder of Main Street, or who is a member of the immediate family of such stockholder, or (3) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition; or b) if Greg agrees in writing to waive a particular Change of Control for the purposes of this Agreement.

     (e) Termination upon Disability. Main Street will not terminate this Agreement and Greg's employment hereunder if Greg becomes disabled within the meaning of Main Street's then current employee disability program or, at Main Street's election, as determined by a physician selected by Main Street, unless as a result of such disability, Greg is unable to perform his duties with the requisite level of skill and competence for a period of six (6) consecutive months. Thereafter, Main Street may terminate this Agreement in accordance with Section 4(a).

     (f) Termination upon Death. This Agreement will terminate if Greg dies during the term of this Agreement, effective on the date of his death. Any payments that are owing to Greg under this Agreement or otherwise at the time of his death will be made to whomever Greg may designate in writing as his beneficiary, or absent such a designation, to the executor or administrator of his estate.

     (g) Severance Benefits. Main Street will pay severance benefits to Greg as follows:

          (i) If this Agreement and Greg's employment hereunder are terminated by Main Street without Cause pursuant to Section 4(a), or by reason of Greg's Constructive Discharge pursuant to Section 4(c), or due to Greg's disability or death pursuant to Section 4(e) or 4(f), Main Street will pay Greg an amount equal to the sum of his then applicable annual base salary, plus the amount of the most recent performance bonus that Main Street awarded to Greg pursuant to Section 3(b) (collectively, the "Severance Payment"). If the effective date of termination occurs before the last day of the then current term, the Severance Payment will also include the value of the contributions that would have been made to Greg or for his benefit under all applicable retirement and other employee benefit plans had he remained in Main Street's employ through the last day of the then current term. Main Street will also continue to provide Greg and his dependents, at the expense of Main Street, with continuing coverage under all existing life, health and disability programs for a period of one (1) year following the effective date of termination. In addition, if Greg is terminated without Cause pursuant to Section 4(a), or by reason of Greg's Constructive Discharge pursuant to Section 4(e), or due to Greg's disability or death pursuant to Section 4(e) or 4(f), within the eighteen (18) month period immediately preceding a Change of Control, then upon the Change of Control, Main Street or its successor will pay Greg the difference between the amount paid pursuant to this Section 4(g)(i) and the amount which would have been paid pursuant to Section 4(g)(ii) had Greg's employment not earlier terminated.

          (ii) If within one (1) year after a Change of Control occurs this Agreement and Greg's employment hereunder are terminated by Greg pursuant to Section 4(a), (c) or (d), or this Agreement and Greg's employment hereunder are terminated by Main Street or its successor pursuant to Section 4(a) or (b) either within the eighteen (18) month period immediately preceding a Change of Control or at any time after a Change of Control occurs, then Main Street or its successor will pay Greg an amount equal to the greater of nine hundred thousand dollars ($900,000) or three (3) times the Severance Payment. In this event, Main Street or its successor will also continue to provide Greg and his dependents, at the expense of Main Street or its successor, with continuing coverage under all existing life, health and disability programs for a period of three (3) years following the effective date of termination.

          (iii)All payments that become due to Greg under this Section 4(g) will be made in equal monthly installments unless Main Street elects to make those payments in one (1) lump sum. Main Street will be obligated to make all payments that become due to Greg under this Section 4(g) whether or not he obtains other employment following termination or takes steps to mitigate any damages that he claims to have sustained as a result of termination. The payments and other benefits provided for in this
               Section 4(g) are intended to supplement any compensation or other benefits that have accrued or vested with respect to Greg or his account as of the effective date of termination.

          (iv) This subsection (iv) shall become effective as of the date Greg exercises at least one hundred thousand (100,000) stock options to purchase shares of Main Street Common Stock. If it is
               determined,   in  the  opinion  of  Main   Street's   independent
               accountants, in consultation, if necessary, with Main Street's independent legal counsel, that any payment under this Agreement, either separately or in conjunction with any other payments, benefits and entitlements received by Greg hereunder or under any other plan or agreement under which Greg participates or to which he is a party, would constitute an "Excess Parachute Payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and thereby be subject to the excise tax imposed by Section 4999 of the Code (the "Excise
               Tax"), then in such event Main Street, or its successor, as applicable, shall pay to Greg a "grossing-up" amount equal to the amount of such Excise Tax, plus all federal and state income or other taxes with respect to the payment of the amount of such Excise Tax, including all such taxes with respect to any such grossing-up amount. If, at a later date, the Internal Revenue Service assesses a deficiency against Greg for the Excise Tax which is greater than that which was determined at the time such amounts were paid, then Main Street shall pay to Greg the amount of such unreimbursed Excise Tax plus any interest, penalties and reasonable professional fees or expenses incurred by Greg as a result of such assessment, including all such taxes with respect to any such additional amount. The highest marginal tax rate applicable to individuals at the time of the payment of such amounts will be used for purposes of determining the federal and state income and other taxes with respect thereto. Main Street shall withhold from any amounts paid under this Agreement the amount of any Excise Tax or other federal, state or local taxes then required to be withheld. Computations of the amount of any grossing-up supplemental compensation paid under this subparagraph shall be conclusively made by Main Street's independent accountants, in consultation, if necessary, with the Employer's independent legal counsel. If, after Greg receives any gross-up payments or other amount pursuant to this subparagraph
               (iv), Greg receives any refund with respect to the Excise Tax, Greg shall promptly pay Main Street the amount of such refund within ten (10) days of receipt by Greg.

          (v) Main Street may elect to defer any payments that may become due to Greg under this Section 4(g) if, at the time the payments become due, Main Street is not in compliance with any regulatory-mandated minimum capital requirements or if making the payments would cause Main Street's capital to fall below such minimum capital requirements. In this event, Main Street will resume making the payments as soon as it can do so without violating such minimum capital requirements.

5. Confidentiality. Greg acknowledges that the nature of his employment will require that he produce and have access to records, data, trade secrets and information that are not available to the public regarding Main Street and its subsidiaries and affiliates ("Confidential Information"). Greg will hold in confidence and not directly or indirectly disclose any Confidential Information to third parties unless disclosure becomes reasonably necessary in connection with Greg's performance of his duties hereunder, or the Confidential Information lawfully becomes available to the public from other sources, or he is authorized in writing by Main Street to disclose it, or he is required to make disclosure by a law or pursuant to the authority of any administrative agency or judicial body. All Confidential Information and all other records, files, documents and other materials or copies thereof relating to Main Street's business that Greg prepares or uses will always be the sole property of Main Street. Greg will promptly return all originals and copies of such Confidential Information and other records, files, documents and other materials to Main Street if his employment with Main Street is terminated for any reason.

6.   Non-Competition Covenant.

     (a) Restrictive Covenant. Main Street and Greg have jointly reviewed the customer lists and operations of Main Street and agree that Main Street's primary service area for its lending and deposit activities encompasses a fifty (50) mile radius from Main Street's main office. Greg agrees that, for a period of one (1) year after the termination of this Agreement, he will not, without Main Street's prior written consent, directly or indirectly Compete with Main Street. For the purposes of Section 6(a):

          (i) "Compete" means directly or indirectly owning, managing, operating or controlling a Competitor, or directly or indirectly serving as an employee, officer or director of or a consultant to a Competitor, or soliciting or inducing any employee or agent of Main Street to terminate employment with Main Street and become employed by a Competitor.

          (ii) "Competitor" means any person, firm, partnership, corporation, trust or other entity that owns, controls or is a bank, savings and loan association, credit union or similar financial institution (a "Financial Institution") that is physically located and conducts substantial lending and deposit taking activities within a fifty (50) mile radius of Main Street's main office.

     (b) Successors. In the event that a successor to Main Street succeeds to or assumes Main Street's rights and obligations under this Agreement,
          Section 6(a) will apply only to the primary service area of Main Street as it existed immediately before the succession or assumption occurred and will not apply to any of the successor's other offices.

     (c) Investment Exception. Section 6(a) will not prohibit Greg from directly or indirectly owning or acquiring any capital stock or similar securities that are listed on a securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System and do not represent more than 5% of the outstanding capital stock of any Financial Institution.

     (d) Injunctive Relief. Greg agrees that a violation of this Section 6 would result in direct, immediate and irreparable harm to Main Street, and in such event, agrees that Main Street, in addition to its other right and remedies, would be entitled to injunctive relief enforcing the terms and provisions of this Section 6.

7.   Indemnity; Other Protections.

     (a) Indemnification. Main Street will indemnify Greg (and, upon his death, his heirs, executors and administrators) to the fullest extent permitted by law against all expenses, including reasonable attorneys' fees, court and investigative costs, judgments, fines and amounts paid in settlement (collectively, "Expenses") reasonably incurred by him in connection with or arising out of any pending, threatened or completed action, suit or proceeding in which he may become involved by reason of his having been an officer or director of Main Street or any of its subsidiaries. The indemnification rights provided for herein are not exclusive and will supplement any rights to indemnification that Greg may have under any applicable bylaw or charter provision of Main Street or any of its subsidiaries, or any resolution of Main Street or any of its subsidiaries, or any applicable statute.

     (b) Advancement of Expenses. In the event that Greg becomes a party, or is threatened to be made a party, to any pending, threatened or completed action, suit or proceeding for which Main Street or any of its subsidiaries is permitted or required to indemnify him under this Agreement, any applicable bylaw or charter provision of Main Street or any of its subsidiaries, any resolution of Main Street or any of its subsidiaries, or any applicable statute, Main Street will, to the fullest extent permitted by law, advance all Expenses incurred by Greg in connection with the investigation, defense, settlement, or appeal of any threatened, pending or completed action, suit or proceeding, subject to receipt by Main Street of a written undertaking from Greg to reimburse Main Street for all Expenses actually paid by Main Street to or on behalf of Greg in the event it shall be ultimately determined that Main Street or any of its subsidiaries cannot lawfully indemnify Greg for such Expenses, and to assign to Main Street all rights of Greg to indemnification under any policy of directors' and officers' liability insurance to the extent of the amount of Expenses actually paid by Main Street to or on behalf of Greg.

     (c) Litigation. Unless precluded by an actual or potential conflict of interest, Main Street will have the right to recommend counsel to Greg to represent him in connection with any claim covered by this Section
          7. Further, Greg's choice of counsel, his decision to contest or settle any such claim, and the terms and amount of the settlement of any such claim will be subject to Main Street's prior written approval.

8.   General Provisions.

     (a) Successors; Assignment. This Agreement will be binding upon and inure to the benefit of Greg and his personal representatives in the event of his death and Main Street and its successors and assigns. For the purposes of this Agreement, any successor or assign of Main Street shall be deemed to be "Main Street," and any successor or assign of the Bank shall be deemed to be the "Bank." Main Street will require any successor or assign of Main Street or any direct or indirect purchaser or acquiror of all or substantially all of the business, assets or liabilities of Main Street or the Bank, whether by transfer, purchase, merger, consolidation, stock acquisition or otherwise, to assume and agree in writing to perform this Agreement and Main Street's obligations hereunder in the same manner and to the same extent as Main Street would have been required to perform them if no such transaction had occurred.

     (b) Entire Agreement; Survival. This Agreement constitutes the entire agreement between Greg and Main Street concerning the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. The provisions of this Agreement will be regarded as divisible and separate; if any provision is ever declared invalid or unenforceable, the validity and enforceability of the remaining provisions will not be affected. This Agreement may not be amended or modified except by a writing signed by Greg and Main Street, and except for the employment obligations set forth in Section 2, all rights and obligations of Greg and Main Street hereunder shall survive the termination of this Agreement.

     (c) Governing Law and Enforcement. This Agreement will be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Illinois without reference to the law regarding conflicts of law. With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties to this Agreement understand and agree that the same have and has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party to this Agreement actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

     (d) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted at a location selected by Greg within fifty (50) miles from Champaign, Illinois, in accordance with the rules of the American Arbitration Association.

     (e) Legal Fees. All reasonable legal fees paid or incurred in connection with any dispute or question of interpretation relating to this Agreement shall be paid to the party who is successful on the merits by the other party.

     (f) Waiver. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party, shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

     (g) Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid; and if to Main Street, addressed to the principal headquarters of Main Street, attention: Roy V. VanBuskirk, with a copy sent to each member of the Board at his/her business address; or, if to Greg, to the address set forth below Greg's signature on this Agreement, or to such other address as the party to be notified shall have given to the other.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MAIN STREET TRUST, INC.                              GREGORY B. LYKINS

By: /s/ Van A. Dukeman                                /s/ Gregory B. Lykins
------------------------------                       ---------------------------
Van A. Dukeman                                       Gregory B. Lykins